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On September 11, 2014, the following newsletter was posted on the Pepco Holdings, Inc. (Pepco Holdings) intranet and emailed to all employees of Pepco Holdings and Exelon Corporation.

Exelon® Pepco Holdings, Inc
September 11, 2014 INTEGRATION FORMATION Issue 7
Commissions Announce Schedules for Reviewing Merger
Integration Analyze and Design Phase Schedules Accelerated
As you have seen in this publication and in recent messages from Exelon CEO Chris Crane and PHI CEO Joe Rigby, many people at both companies are spending a great deal of time and energy on securing regulatory approvals for our merger. In addition to the required federal approvals (such as from the Federal Energy Regulatory Commission, or FERC, and the Department of Justice), we also are seeking approval in Delaware, the District of Columbia, Maryland, New Jersey and Virginia.
Reinforcing Customer Benefits
In each of the jurisdictions where we serve customers, the regulatory process begins with a lengthy and detailed filing outlining—among other things—the benefits customers will enjoy as a result of the successful combination of Exelon and PHI. You can read all of these filings—which in total run to thousands of pages—online (see below, under Resources, for direct links to the filings). As a reminder, Exelon has committed to the following across the PHI service territories:
Contributing in the aggregate $100 million for a Customer Investment Fund to be utilized across the PHI utilities’ service territories as each public service commission deems appropriate for customer benefits, such as:
Bill credits
Assistance for low-income customers
Energy-efficiency measures
Commitment to further build upon significant reliability progress underway for Atlantic City Electric, Delmarva Power and Pepco customers and exceed each jurisdiction’s service reliability standards.
Exelon commits to build upon PHI’s strong track record of improving reliability at the three utilities or pay a penalty if specified performance goals are not met.
Joining a family of utilities with distinguished emergency response capabilities will benefit the PHI utilities and their customers during major storms, while helping to reduce costs.
Commitment to maintain charitable contributions in the PHI utility service territories at levels exceeding 2013 giving for at least 10 years—a total commitment of $50 million.
The Process
After receiving the filings, which include detailed written testimony from a number of executives from both companies and other expert witnesses, each public service commission sets its calendar to conduct evidentiary hearings at which the commission members will investigate Exelon’s commitments and the benefits of the proposed merger to customers, and whether the merger is in the public interest.
In the meantime, outside parties including customer advocates, competitors, environmental groups and others—collectively referred to as intervenors—file their own testimony for consideration by the public service commissions, including questions, concerns, support or requests for conditions or concessions. Exelon and PHI have received—and responded to—thousands of individual requests for information from these intervenors (see By The Numbers, below). The hearings to be held by each public service commission will involve witness cross-examinations and inquiries by the commissioners.
Timing of Hearings
Over the past few weeks, we have received the schedules for the evidentiary hearings in three jurisdictions:
New Jersey: December 8 – December 12
Delaware: December 16 – December 18
District of Columbia: January 5 – January 9
The fourth jurisdiction where we expect to hold hearings is Maryland, and based on schedules from prior merger cases, we anticipate those hearings will start in late January.
When Will the Merger Close?
While we continue to project that the merger will close in the second or third quarter of 2015, we are now targeting April 1 to be ready with our integration plans. The Integration Office, and the Core and Business Area Teams, have adjusted their schedules accordingly. This includes completing the Analyze and Design phases and staffing the new organization at the executive level by April 1. Details on the staffing and selection process, including the timeline for these activities, will be available later in the Design Phase.
We are excited that merger approvals are on track and are working hard to ensure a smooth Day One and beyond. We will continue to share updates on our progress.
Carim Khouzami Donna Kinzel

INTEGRATION INFORMATION Issue 7: September 11, 2014
The Exelon/PHI Joint Regulatory Filings
Click on the links below to access each jurisdictional filing:
Maryland Public Service Commission Filing: Application, Testimony and Attachments
New Jersey Board of Public Utilities Joint Petition Filing: Application, Testimony and Attachments
Delaware Public Service Commission Filing: Application, Testimony and Attachments
Public Service Commission of the District of Columbia Filing: Application and Exhibits
Virginia State Corporation Commission: Petition and Transaction Summary
FERC: Exelon-Pepco Holdings Section 203 Application
Regulatory Filings—By the Numbers
Submitted Filings
Maryland Filing: 555 pages
New Jersey Filing: 2,167 pages
Delaware Filing: 412 pages
District of Columbia Filing: 2,195 pages
Virginia Filing: 4,178 pages
FERC Filing: 223 pages
Data Requests and Responses as of Sept. 5
Delaware: 685 requests for information (925 including sub-parts), resulting in 507 responses to date
DC: 686 requests for information (1,447 including sub-parts), resulting in 391 responses to date
New Jersey: 254 requests for information (333 including sub-parts), resulting in 249 responses to date
Rules of the Road
While Exelon and PHI work together to obtain necessary regulatory approvals and to close the transaction, the companies must operate as entirely separate businesses. This means that Exelon may not make business decisions for PHI and vice versa. In addition, the companies may not exchange competitively sensitive information, and must be careful not to do anything that hinders either entity’s ability to operate successfully on its own were the transaction not to close. This is an important and sometimes complicated topic. If you have any questions, please discuss with the Legal department.
Miss an Issue of IN?
Over the past four months, we’ve published six issues of IN: Integration Information. If you missed any of the newsletters, click on the following links to catch up.
Exelon employees: Visit the Exelon/PHI information page on myExelon. | PHI employees: click here.
Have Questions or Feedback?
Bringing companies together is a complicated and lengthy process and is sure to raise questions and ideas. Please share them with us! We’ll provide answers in FAQs that we will publish on our corporate intranets. Please keep in mind that the merger is a work in progress and some answers will not be immediately available. To ask your question or share your idea, please click the link for your company below: Exelon employees, click here.
PHI employees, click here.
To read the published Q&As, click on the following links: Exelon employees, click here.
PHI employees, click here.

INTEGRATION INFORMATION Issue 7: September 11, 2014
Cautionary Statements Regarding Forward-Looking Information
Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Exelon Corporation (Exelon) and Pepco Holdings, Inc. (PHI), as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) the companies may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of Exelon or PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of the companies may suffer as a result of uncertainty surrounding the merger; (10) the companies may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (12) the companies may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in Exelon’s and PHI’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s Second Quarter 2014 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; (3) the definitive proxy statement that PHI filed with the SEC on August 12, 2014 and mailed to its stockholders in connection with the proposed merger; (4) PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 15; and (5) PHI’s Second Quarter 2014 Quarterly Report on Form 10-Q in (a) PART I, ITEM 1. Financial Statements, (b) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) PART II, ITEM 1A. Risk Factors. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor PHI undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for Exelon or PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on Exelon’s or PHI’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.
IN is scheduled for publication every other Thursday by Exelon and PHI Corporate Communications, subject to merger events. Supervisors, please share with team members who do not have email or regular intranet access.